EXHIBIT 14(a)

                                  [LETTERHEAD]


                          Independent Auditors' Consent

The Board of Directors
First American Strategy Funds, Inc.:

We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of First American Strategy Funds, Inc. (the "Funds") of our report, dated September 6, 1996, relating to the September 5, 1996 statements of assets and liabilities of the Funds. We also consent to the reference to our Firm under the heading "Custodian; Transfer Agent; Counsel; Accountants" in the statement of additional information of the Funds dated January 31, 1997, which is incorporated by reference in the Registration Statement.

                                            /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP

Minneapolis, Minnesota
August 7, 1997